Exhibit 99.1
FOR IMMEDIATE RELEASE
RCN Reaffirms 2008 Financial Outlook
CEO Aquino Speaking Today at Thomas Weisel Partners Technology & Telecom Conference
Accelerates Fourth Quarter 2008 Conference Call to February 24th 2009
Herndon, VA, February 10, 2009 - RCN Corporation (NASDAQ: RCNI), a leading provider of all-digital and high definition video, high-speed internet, and premium voice services to residential and small-medium business customers, as well as high-capacity transport services to carrier and large enterprise customers, reaffirms its financial outlook for the full year 2008 based on preliminary unaudited results.
As stated in its third quarter 2008 press release on November 4, 2008, RCN’s 2008 outlook called for:
•	Revenue of approximately $738-742 million

•	EBITDA of approximately $191-195 million

•	Capital expenditures of approximately $125 million.
Peter D. Aquino, RCN’s President and Chief Executive Officer, stated, “2008 was a strong year for RCN and we anticipate achieving our financial guidance. For 2009, our objective is to deliver solid positive free cash flow through more modest growth in revenue and EBITDA combined with a lower capital expenditure program that will maintain investment in high-ROI growth opportunities, but reflects the fact that our major Analog Crush(SM) project is behind us.”
Mr. Aquino will present at the Thomas Weisel Partners Technology & Telecom Conference 2009 in San Francisco today at 1:30pm. A simultaneous audio webcast of the presentation as well as a replay can be accessed at http://investor.rcn.com/events.cfm.
Fourth Quarter Conference Call
RCN has accelerated the date of its fourth quarter and full year 2008 results report to February 24th, 2009. Management will conduct a conference call to discuss fourth quarter results and its 2009 strategic outlook that morning at 08:30 AM Eastern time. Please be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is (800) 639-0297, conference ID: 81416356. The call is also being webcast with an accompanying slide presentation, which can be accessed at http://investor.rcn.com/events.cfm.
A replay of this conference call will be available from 11:30 AM on February 24 until 11:59 PM Eastern time on March 3. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. The webcast and slides will also be archived on RCN’s website.
Non-GAAP Measures
In addition to results presented in accordance with Generally Accepted Accounting Principles, RCN presents non-GAAP financial measures, such as EBITDA, both as reported and on a pro forma basis. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. A reconciliation to comparable GAAP measures as well as definitions are available on RCN’s web site. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

About RCN Corporation
RCN Corporation, (NASDAQ: RCNI) http://www.rcn.com, is a competitive broadband services provider delivering all-digital and high definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through its RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. (RCNI-G)
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. Reported results could vary from current expectations, and for a description of certain factors that could affect forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

Contacts:	Richard Ramlall, SVP Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777
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